SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                      20549






                                    FORM 8-K




                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 24, 1995
                        (Date of earliest event reported)

                       CONSOLIDATED CAPITAL PROPERTIES III
             (Exact name of registrant as specified in its charter)


           CALIFORNIA                    0-10273                94-2653686
      (State or other jurisdiction of   (Commission          (I.R.S. Employer
      incorporation or organization)   File Number)           Identification
                                                                  Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina  29602
                     (Address of Principal Executive Office)


        Registrant's telephone number, including area code (864) 239-1000









Item 5.              Other Events.

    On October 24, 1995, MAE-ICC, Inc. ("MAE-ICC"), a wholly-owned subsidiary of MAE GP Corporation, exercised the remaining portion of its option (the "Option") to purchase all of the remaining outstanding capital stock of GII Realty, Inc. ("GII Realty") held by Gordon Realty, Inc. ("Gordon"). GII Realty is the sole stockholder of ConCap Equities, Inc., the general partner of the Registrant. Pursuant to the terms of the Option, MAE-ICC acquired from Gordon 49.5% of the outstanding capital stock of GII Realty constituting 495 shares of common stock, par value $.01 per share ("Common Stock"), of GII Realty at a price of $500 per share of Common Stock or an aggregate price of $247,500. The consideration for the shares of Common Stock was paid in cash by MAE-ICC.

    MAE-ICC had acquired the Option on December 8, 1994, pursuant to the terms and conditions set forth in the Stock Purchase Agreement dated December 8, 1994 among MAE-ICC, GII Realty, Gordon and certain other parties. On December 8, 1994, MAE-ICC exercised a portion of the Option and purchased 50.5% or 505 shares of the outstanding Common Stock of GII Realty from Gordon.



Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits.

     (a) Not applicable

     (b) Not applicable

     (c) Exhibits

         None




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CONSOLIDATED CAPITAL PROPERTIES III
                                   (Registrant)


                                    By: ConCap Equities, Inc.,
                                        its General Partner



Date:  December 19, 1995            By: /s/ Carroll D. Vinson
                                        Carroll D. Vinson,
                                        President